UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

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SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter) __________________________
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

    On December 30, 2014, Silicon Image, Inc. (the “Registrant”) adopted a plan to restructure its business to more accurately reflect anticipated 2015 mobile revenue opportunities.  As part of this plan, the Registrant expects to reduce in 2015 its non-GAAP SG&A expenses by approximately 17%, and the overall non-GAAP operating expenses by approximately 13%, compared to 2014. The plan also involves a reduction in force of approximately 45 employees. Non-GAAP expenses exclude stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, restructuring charges and impairment of intangible assets.

    The Registrant plans to complete the significant portion of the activities related to this restructuring plan by March 31, 2015, with the remainder expected to be completed by the end of the second quarter of 2015.  In connection with this restructuring plan, the Registrant expects to record pre-tax restructuring charges in the range of $3.2 to $3.5 million in the fourth quarter of 2014, primarily related to employee severance arrangements. Substantially all of the charges are, or will be, cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015	SILICON IMAGE, INC.

	By:	/s/ Raymond Cook
Raymond Cook
Chief Financial Officer